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
                                                      				Exhibit 22.0
                                                       			Jurisdiction
             Subsidiaries_Name                            of_Incorporation
            	InterSystems, Inc.                          	Delaware
             		Chemtrusion, Inc.	                         Delaware
             		InterSystems, Inc.	                        Nebraska
              			Tropical Systems, Inc.	                  Florida
            	Interpak Holdings, Inc.	                     Delaware
             		Interpak Terminals, Inc.	                  Delaware
             		Interpak Terminals, Inc.                  	Texas
            	Helm Investment Company                      Delaware

All the entities listed above are significant subsidiaries of the Company or a significant subsidiary of a subsidiary of the Company, even though not necessarily majority-owned by the Company. Certain subsidiaries considered insignificant for the year covered by this report have been omitted.